Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Nearly $900 Million of High-Growth, Strategic Acquisitions Announced Since Pandemic Onset

2021 Pro Forma RevPAR Grows 55%; Fourth Quarter 2021 RevPAR Recapture Reaches New High

Austin, Texas, February 23, 2022 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the fourth quarter and full year ended December 31, 2021.

“We continued to be pleased with the improvement in operating fundamentals during the fourth quarter, which drove portfolio-wide RevPAR to its highest level relative to 2019 since the onset of the pandemic and more than double from a year ago.  Strong leisure demand continued to lead our results driven by average daily rate which continued to improve sequentially, finishing December higher than December of 2019,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer. “Over the past eight months we have announced nearly $900 million of high-quality, well-located acquisitions in high growth markets which help position our larger and newer portfolio well for continued future growth. These assets complement our existing portfolio of hotels that has proven to be highly resilient and poised to continue to lead through the recovery. Our recent investment activity and strategic capital raising have positioned our balance sheet for future growth will allow us to further leverage our unique and scalable operating platform to create long-term shareholder value.”

Full Year 2021 Summary

•	Net Loss: Net loss attributable to common stockholders was $83.7 million, or $0.80 per diluted share, compared to a net loss of $158.2 million, or $1.52 per diluted share, for the year ended 2020.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) increased 54.7 percent from 2020 to $81.13. Pro forma average daily rate (“ADR”) increased 7.8 percent from 2020 to $129.98, and pro forma occupancy increased 43.5 percent to 62.4 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA increased to $109.4 million from $28.8 million in 2020. Pro forma hotel EBITDA margin expanded to 29.6 percent from 12.1 percent in 2020.

•	Adjusted EBITDAre: Adjusted EBITDAre increased to $90.5 million from $14.4 million for the year ended 2020.

•	Adjusted FFO: Adjusted FFO was $36.8 million, or $0.35 per diluted share, compared to ($38.6) million, or ($0.37) per diluted share, for the year ended 2020.

Fourth Quarter 2021 Summary

•	Net Loss: Net loss attributable to common stockholders was $15.3 million, or $0.15 per diluted share, compared to a net loss of $46.8 million, or $0.45 per diluted share, for the fourth quarter of 2020.

•	Pro forma RevPAR: Pro forma RevPAR increased 118.1 percent to $94.22 compared to the fourth quarter of 2020. Pro forma ADR increased 44.0 percent to $144.99 compared to the same period in 2020, and pro forma occupancy increased 51.5 percent to 65.0 percent.

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•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA increased to $36.1 million from $2.7 million in the same period in 2020. Pro forma hotel EBITDA margin expanded to 33.3 percent from 5.4 percent in the same period of 2020.

•	Adjusted EBITDAre: Adjusted EBITDAre increased to $28.5 million from ($2.1) million in the fourth quarter of 2020.

•	Adjusted FFO: Adjusted FFO was $14.8 million, or $0.14 per diluted share, compared to ($15.1) million, or ($0.14) per diluted share, in the fourth quarter of 2020.

The Company’s results for the three months and years ended December 31, 2021, and 2020 are as follows (in thousands, except per share amounts):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020

	(unaudited)
Net loss attributable to common stockholders	$(15,275)	$(46,764)	$(83,714)	$(158,177)
Net loss per diluted share	$(0.15)	$(0.45)	$(0.80)	$(1.52)
Total revenues	$106,862	$48,230	$361,926	$234,463
EBITDAre (1)	$26,312	$(5,649)	$86,325	$6,680
Adjusted EBITDAre (1)	$28,513	$(2,084)	$90,495	$14,414
FFO (1)	$8,140	$(19,816)	$17,300	$(53,463)
Adjusted FFO (1)	$14,801	$(15,110)	$36,782	$(38,569)
FFO per diluted share and unit (1)	$0.08	$(0.19)	$0.16	$(0.51)
Adjusted FFO per diluted share and unit (1)	$0.14	$(0.14)	$0.35	$(0.37)

Pro Forma (2)
RevPAR	$94.22	$43.20	$81.13	$52.45
RevPAR Growth	118.1%		54.7%
Hotel EBITDA	$36,086	$2,688	$109,354	$28,791
Hotel EBITDA margin	33.3%	5.4%	29.6%	12.1%
Hotel EBITDA margin growth	2,790 bps		1,756 bps

(1)	See tables later in this press release for a discussion and reconciliation of net loss to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income (loss) to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 74 hotels owned as of December 31, 2021, as if each hotel had been owned by the Company since January 1, 2020, and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2020, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Monthly Operating Data (1)

Pro Forma (74) - 2021	Q1	Q2	Q3	Oct	Nov	Dec	Q4	FYE
Occupancy	50.8%	65.0%	68.7%	70.1%	64.5%	60.3%	65.0%	62.4%
ADR	$105.39	$120.45	$142.49	$151.56	$142.49	$139.93	$144.99	$129.98
RevPAR	$53.48	$78.35	$97.85	$106.28	$91.95	$84.35	$94.22	$81.13

2020 Variance
OCC vs 2020	-17.5%	166.8%	52.2%	47.4%	57.5%	50.2%	51.5%	43.5%
ADR vs 2020	-32.9%	26.0%	37.0%	43.0%	43.8%	45.7%	44.0%	7.8%
RevPAR vs 2020	-44.6%	236.1%	108.6%	110.8%	126.5%	118.9%	118.1%	54.7%

2019 Variance
OCC vs 2019	-34.0%	-21.0%	-15.0%	-15.2%	-16.9%	-10.9%	-14.5%	-21.0%
ADR vs 2019	-37.1%	-27.4%	-10.2%	-11.1%	-7.8%	1.7%	-6.6%	-19.7%
RevPAR vs 2019	-58.5%	-42.6%	-23.7%	-24.6%	-23.4%	-9.3%	-20.1%	-36.6%

Pro Forma (74) - 2020	Q1	Q2	Q3	Oct	Nov	Dec	Q4	FYE
Occupancy	61.5%	24.4%	45.1%	47.6%	41.0%	40.1%	42.9%	43.5%
ADR	$157.00	$95.59	$103.98	$105.99	$99.08	$96.02	$100.68	$120.63
RevPAR	$96.58	$23.31	$46.91	$50.43	$40.60	$38.53	$43.20	$52.45

Pro Forma (74) - 2019	Q1	Q2	Q3	Oct	Nov	Dec	Q4	FYE
Occupancy	76.9%	82.3%	80.8%	82.7%	77.7%	67.6%	76.0%	79.0%
ADR	$167.66	$165.96	$158.72	$170.44	$154.50	$137.56	$155.26	$161.91
RevPAR	$128.98	$136.57	$128.17	$140.95	$119.97	$93.05	$117.97	$127.89

(1)	Unaudited pro forma information includes operating results for 74 hotels owned as of December 31, 2021, as if all such hotels had been owned by the Company since January 1, 2019. For any hotels acquired by the Company after January 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2019, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

Recent Transaction Activity

During the fourth quarter, the Company completed the acquisition of the 120-guestroom Embassy Suites by Hilton Tucson / Paloma Village for $25.5 million, or $212,500 per key, through its joint venture with GIC. The hotel represents a high-quality, market-leading hotel in a rapidly growing market and posted occupancy and RevPAR of 71% and $132, respectively, in the joint venture’s first full month of ownership (January 2022) with average daily rate and RevPAR exceeding 2019 levels by 9% and 3%, respectively. The Company’s joint venture with GIC also owns the Homewood Suites by Hilton Tucson / St. Philip's Plaza University located less than three miles south of the Embassy Suites, which will allow the Company to implement operational synergies and revenue enhancement strategies that will benefit both hotels.

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Subsequent to the fourth quarter, the Company completed an initial closing of the previously announced portfolio acquisition through its existing joint venture with GIC from affiliates of NewcrestImage. The initial closing included 26 of the 27 hotels totaling 3,533 guestrooms, two parking structures, and various financial incentives. The remaining hotel to be acquired is the currently under construction 176-guestroom Canopy by Hilton New Orleans which is nearing completion, and the joint venture expects to close on the acquisition of the hotel late in the first quarter of 2022 (collectively with the initial closing referred to as the “Transaction”). The total consideration for the Transaction is comprised of $776.5 million, or $209,000 per key, for the 27-hotel portfolio, $24.8 million for the two parking structures, and $20.7 million for the various financial incentives.

Capital Markets & Balance Sheet

The Company’s balance sheet was enhanced throughout 2021 and subsequent to year-end which included the following significant transactions:

•	On January 12, 2021, the Company closed on a $287.5 million 1.50% Convertible Senior Notes offering due February 2026 with an initial conversion price of $11.99 per share. Concurrent with the offering, the Company used $21.1 million of the offering proceeds to enter into capped call transactions with various counterparties that effectively increased the conversion price to $15.26 per share. Net proceeds from the offering were used to repay the Company’s then outstanding senior revolving credit facility balance from $160.0 million to zero and partially repay the $225 million senior term loan maturing later this year.

•	On May 1, 2021, the Company contributed a portfolio of six hotels containing 846 guestrooms into its existing joint venture with an affiliate of GIC, Singapore’s sovereign wealth fund. Total consideration for the portfolio was $172.0 million and GIC contributed $84.3 million in cash to complete the acquisition of their 49% interest. Net proceeds from the transaction were used to repay $62.5 million of the Company’s senior debt, and $20.9 million was retained in cash.

•	On August 12, 2021, the Company completed an offering of 4,000,000 shares of 5.875% Series F Cumulative Redeemable Preferred Stock for gross proceeds of $100 million. Net proceeds from the transaction were used to redeem all 3,000,000 shares of its 6.45% Series D Cumulative Redeemable Preferred Stock on September 4, 2021, while the remainder was used to partially repay the Company’s existing term loan maturing in 2022 by $22 million.

•	On November 10, 2021, the Company was repaid in full on two mezzanine loans that had a total outstanding balance of $25.8 million and elected to forego the exercise of the purchase options on the two development projects. The cash proceeds were retained for general corporate purposes and the Company earned an internal rate of return of 8% on the debt investment.

•	In 2022, the previously mentioned NewcrestImage transaction was creatively structured to preserve nearly all of the Company’s existing liquidity and is expected to be immediately accretive to earnings, leverage neutral to our balance sheet and preserve ample investment capacity to continue to grow our portfolio. When complete, the Company will have funded its 51% equity contribution through the issuance of 15.865 million common operating partnership units valued at $160 million based on the 10-day VWAP of $10.0853 per unit as of November 2, 2021, and $50 million of preferred operating partnership units with an annual coupon of 5.25%. The joint venture secured a $410 million term loan and GIC’s estimated equity contribution of $208 million was funded in cash.

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On December 31, 2021, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.0 billion with a weighted average interest rate of 3.40 percent.

•	After giving effect to interest rate derivative agreements, $836.4 million, or 83 percent, of our pro rata outstanding debt had fixed interest rates, and $168.1 million, or 17 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $58.5 million.

•	Revolving credit facility availability of $340.0 million, plus an additional $50.0 million available to borrow subject to certain requirements. The Company had no borrowings outstanding on its revolving credit facility.

•	Total liquidity of $448.5 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

On February 11, 2022, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.2 billion with a weighted average interest rate of 3.33 percent.

•	After giving effect to interest rate derivative agreements, $839.0 million, or 70 percent, of our pro rata outstanding debt had fixed interest rates, and $362.9 million, or 30 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $41.2 million.

•	Revolving credit facility availability of $340.0 million, plus an additional $50.0 million available to borrow subject to certain requirements. The Company had no borrowings outstanding on its revolving credit facility.

•	Total liquidity of $431.2 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

Capital Improvements

The Company invested $9.7 million and $20.4 million in capital improvements during the three months and full year ended December 31, 2021, respectively.

Dividends

On January 28, 2022, the Company declared a quarterly cash preferred dividend of $0.390625 per share of the Company’s 6.25% Series E Cumulative Redeemable Preferred Stock for the dividend period ending on February 28, 2022, and a cash dividend of $0.3671875 per share of the Company’s 5.875% Series F Cumulative Redeemable Preferred Stock for the dividend period ending on February 28, 2022.

The Company also declared on behalf of the operating partnership, a cash dividend of $0.171354 per share of the operating partnership’s unregistered 5.25% Series Z Cumulative Perpetual Preferred Units that were issued on January 13, 2022, as part of the recently announced NewcrestImage portfolio acquisition.

The dividends are payable on February 28, 2022, to holders of record as of February 14, 2022.

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2022 Outlook

Given the continued uncertainty and volatility of the operating environment due to the ongoing effects of the COVID-19 pandemic, the Company is not providing operational or earnings guidance at this time. Although the Company is not providing operational guidance, it is providing its expectations for certain non-operational items based on 101 hotels, which includes the pending acquisition of 176-guestroom Canopy by Hilton New Orleans Downtown late in the first quarter of 2022.

	Summit Consolidated		Summit Pro Rata
	Low	High	Low	High
Cash Corporate G&A	$19,500	$21,500	$19,000	$21,000
Interest Expense	$52,500	$54,500	$42,500	$44,500
Preferred Dividends	$18,300	$18,300	$18,300	$18,300
Capital Expenditures	$60,000	$80,000	$50,000	$70,000

Fourth Quarter and Full Year 2021 Earnings Conference Call

The Company will conduct its quarterly conference call on Thursday, February 24, 2022, at 9:00 AM ET.  To participate in the conference call, please follow the steps below:

1.	On February 24, 2022, dial 877-930-8101 approximately ten minutes before the call begins (8:50 AM ET).

2.	Enter conference identification code 9455418.

3.	Please state your full name and company affiliation and you will be connected to the call.

A live webcast of the quarterly conference call will be available through the Company's website, www.shpreit.com.  A replay of the quarterly conference call webcast will be available until 12:00 PM ET Thursday, March 3, 2022, by dialing 855-859-2056, conference identification code 9455418.  A replay will also be available in the Investor Relations section of the Company's website until April 30, 2022.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry.  As of February 23, 2022, the Company's portfolio consisted of 100 hotels, 61 of which are wholly owned, with a total of 15,051 guestrooms located in 24 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	December 31, 2021	December 31, 2020
ASSETS
Investment in hotel properties, net	$2,091,973	$2,105,946
Undeveloped land	1,500	1,500
Assets held for sale, net	425	425
Cash and cash equivalents	64,485	20,719
Restricted cash	32,459	18,177
Investment in real estate loans, net	-	23,689
Right-of-use assets, net	26,942	28,420
Trade receivables, net	14,476	11,775
Prepaid expenses and other	24,496	9,763
Deferred charges, net	4,347	4,429
Other assets	3,799	8,176
Total assets	$2,264,902	$2,233,019
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,069,797	$1,094,745
Lease liabilities, net	17,232	18,438
Accounts payable	4,462	2,674
Accrued expenses and other	66,219	65,099
Total liabilities	1,157,710	1,180,956

Total stockholders' equity	948,073	988,742
Non-controlling interests in operating partnership	793	1,111
Non-controlling interests in joint venture	158,326	62,210
Total equity	1,107,192	1,052,063
Total liabilities and equity	$2,264,902	$2,233,019

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Revenues:
Room	$98,577	$44,439	$334,338	$215,506
Food and beverage	2,643	684	7,299	6,444
Other	5,642	3,107	20,289	12,513
Total revenues	106,862	48,230	361,926	234,463
Expenses:
Room	22,461	11,444	74,781	53,784
Food and beverage	1,856	526	4,856	5,416
Other hotel operating expenses	34,954	22,100	123,626	96,506
Property taxes, insurance and other	8,777	10,520	41,350	44,691
Management fees	3,101	1,225	9,858	6,276
Depreciation and amortization	26,179	27,472	105,955	109,619
Corporate general and administrative	11,145	6,350	29,428	20,985
Transaction costs	-	-	3,849	-
Provision for (reversal of) credit losses	-	2,291	(2,632)	4,821
Loss on impairment and write-off of assets	-	977	4,361	1,759
Total expenses	108,473	82,905	395,432	343,857
Gain (loss) on disposal of assets, net	159	(192)	240	(16)
Operating loss	(1,452)	(34,867)	(33,266)	(109,410)
Other income (expense):
Interest expense	(10,801)	(10,635)	(43,368)	(43,300)
Other income, net	1,746	581	9,523	4,841
Total other expense	(9,055)	(10,054)	(33,845)	(38,459)
Loss from continuing operations before income taxes	(10,507)	(44,921)	(67,111)	(147,869)
Income tax (expense) benefit	(398)	213	(1,473)	(1,376)
Net loss	(10,905)	(44,708)	(68,584)	(149,245)
Less - Loss (income) attributable to non-controlling interests:
Operating Partnership	17	68	115	271
Joint venture	(124)	1,586	2,896	5,635
Net loss attributable to Summit Hotel Properties, Inc.	(11,012)	(43,054)	(65,573)	(143,339)
Preferred dividends	(4,263)	(3,710)	(15,431)	(14,838)
Premium on redemption of preferred stock	-	-	(2,710)	-
Net loss attributable to common stockholders	$(15,275)	$(46,764)	$(83,714)	$(158,177)
Loss per share:
Basic and diluted	$(0.15)	$(0.45)	$(0.80)	$(1.52)
Weighted average common shares outstanding:
Basic and diluted	104,559	104,213	104,471	104,141

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Summit Hotel Properties, Inc.
Reconciliation of Net Loss to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Amounts in thousands, except per share and unit amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Net loss	$(10,905)	$(44,708)	$(68,584)	$(149,245)
Preferred dividends	(4,263)	(3,710)	(15,431)	(14,838)
Premium on redemption of preferred stock	-	-	(2,710)	-
(Income) loss related to non-controlling interests in joint venture	(124)	1,586	2,896	5,635
Net loss applicable to common shares and common units	$(15,292)	$(46,832)	$(83,829)	$(158,448)
Real estate-related depreciation (1)	26,041	27,357	105,462	109,159
Loss on impairment and write-off of assets	-	977	4,361	1,759
(Gain) loss on disposal of assets, net	(159)	192	(240)	16
Adjustments from non-controlling interest in joint venture	(2,450)	(1,510)	(8,454)	(5,949)
FFO applicable to common shares and common units	$8,140	$(19,816)	$17,300	$(53,463)
Provision for (reversal of) credit losses	-	2,291	(2,632)	4,821
Amortization of lease-related intangible assets, net	22	21	87	86
Amortization of deferred financing costs	1,114	612	4,353	2,267
Amortization of franchise fees (1)	138	115	493	460
Equity-based compensation	4,820	1,518	10,681	6,476
Executive transition costs	1,065	-	1,065	-
Transaction costs	-	-	3,849	-
Debt transaction costs	60	29	220	365
Premium on redemption of preferred stock	-	-	2,710	-
Non-cash interest income (2)	(263)	(551)	(1,042)	(2,848)
Non-cash lease expense, net	133	54	521	329
Casualty (recoveries) losses, net	(313)	725	468	1,132
(Decrease) increase in deferred tax asset valuation allowance	-	(2)	-	2,056
Adjustments from non-controlling interest in joint venture	(115)	(106)	(1,291)	(341)
Other	-	-	-	91
AFFO applicable to common shares and common units	$14,801	$(15,110)	$36,782	$(38,569)
FFO per common share / common unit	$0.08	$(0.19)	$0.16	$(0.51)
AFFO per common share / common unit	$0.14	$(0.14)	$0.35	$(0.37)
Weighted average diluted common shares / common units for FFO / AFFO (3)	105,433	104,374	105,455	104,320

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Weighted Average Diluted Common Shares

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Weighted average dilutive common shares outstanding	104,559	104,213	104,471	104,141
Dilutive effect of restricted stock awards	381	111	402	52
Dilutive effect of shares issuable upon conversion of convertible debt	23,978	-	23,256	-
Adjusted weighted dilutive common shares outstanding	128,918	104,324	128,129	104,193

Non-GAAP adjustment for dilutive effects of common units	125	161	144	179
Non-GAAP adjustment for dilutive effects of restrictive stock awards	368	(111)	438	(52)
Non-GAAP adjustment for dilutive effects of shares issuable upon conversion of convertible debt	(23,978)	-	(23,256)	-
Non-GAAP weighted dilutive common shares / common units outstanding	105,433	104,374	105,455	104,320

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Summit Hotel Properties, Inc.

Reconciliation of Net Loss to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Net loss	$(10,905)	$(44,708)	$(68,584)	$(149,245)
Depreciation and amortization	26,179	27,472	105,955	109,619
Interest expense	10,801	10,635	43,368	43,300
Interest income	(2)	(4)	(8)	(145)
Income tax expense (benefit)	398	(213)	1,473	1,376
EBITDA	$26,471	$(6,818)	$82,204	$4,905
Loss on impairment and write-off of assets	-	977	4,361	1,759
(Gain) loss on disposal of assets, net	(159)	192	(240)	16
EBITDAre	$26,312	$(5,649)	$86,325	$6,680
Provision for (reversal of) credit losses	-	2,291	(2,632)	4,821
Amortization of lease-related intangible assets, net	22	21	87	86
Equity-based compensation	4,820	1,518	10,681	6,476
Executive transition costs	1,065	-	1,065	-
Transaction costs	-	-	3,849	-
Debt transaction costs	60	29	220	365
Non-cash interest income (1)	(263)	(551)	(1,042)	(2,848)
Non-cash lease expense, net	133	54	521	329
Casualty (recoveries) losses, net	(313)	725	468	1,132
(Income) loss from non-controlling interest in joint venture	(124)	1,586	2,896	5,635
Adjustments from non-controlling interest in joint venture	(3,199)	(2,108)	(11,943)	(8,353)
Other	-	-	-	91
Adjusted EBITDAre	$28,513	$(2,084)	$90,495	$14,414

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
Pro Forma Operating Data (1) (2)	2021	2020	2021	2020
Pro forma room revenue	$99,837	$45,477	$341,090	$219,174
Pro forma other hotel operations revenue	8,384	3,852	27,929	19,217
Pro forma total revenues	108,221	49,329	369,019	238,391
Pro forma total hotel operating expenses	72,135	46,641	259,665	209,600
Pro forma hotel EBITDA	$36,086	$2,688	$109,354	$28,791
Pro forma hotel EBITDA Margin	33.3%	5.4%	29.6%	12.1%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$106,862	$48,230	$361,926	$234,463
Total revenues - acquisitions (1)	1,359	1,099	7,093	3,927
Total revenues - dispositions (2)	-	-	-	1
Pro forma total revenues	108,221	49,329	369,019	238,391

Hotel Operating Expenses:
Total hotel operating expenses	71,149	45,815	254,471	206,673
Hotel operating expenses - acquisitions (1)	986	824	5,195	2,927
Hotel operating expenses - dispositions (2)	-	2	(1)	-
Pro forma hotel operating expenses	72,135	46,641	259,665	209,600

Hotel EBITDA:
Operating loss	(1,452)	(34,867)	(33,266)	(109,410)
(Gain) loss on disposal of assets, net	(159)	192	(240)	16
Loss on impairment and write-off of assets	-	977	4,361	1,759
Provision for (reversal of) credit losses	-	2,291	(2,632)	4,821
Transactions costs	-	-	3,849	-
Corporate general and administrative	11,145	6,350	29,428	20,985
Depreciation and amortization	26,179	27,472	105,955	109,619
Hotel EBITDA	35,713	2,415	107,455	27,790
Hotel EBITDA - acquisitions (1)	(686)	-	(1,429)	-
Hotel EBITDA - dispositions (2)	-	(2)	1	1
Same store hotel EBITDA	$35,027	$2,413	$106,027	$27,791
Hotel EBITDA - acquisitions (3)	1,059	275	3,327	1,000
Pro forma hotel EBITDA	$36,086	$2,688	$109,354	$28,791

(1)	For any hotels acquired by the Company after January 1, 2020 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to December 31, 2021 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between January 1, 2020, and December 31, 2021 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2020 and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 74 hotels owned as of December 31, 2021, as if all such hotels had been owned by the Company since January 1, 2020. For hotels acquired by the Company after January 1, 2020 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2020, to December 31, 2021. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

	2021
Pro Forma Operating Data (1) (2)	Q1	Q2	Q3	Q4	FYE 12/31/2021
Pro forma room revenue	$55,444	$82,117	$103,692	$99,837	$341,090
Pro forma other hotel operations revenue	4,711	6,611	8,223	8,384	27,929
Pro forma total revenues	60,155	88,728	111,915	108,221	369,019
Pro forma total hotel operating expenses	51,697	62,695	73,138	72,135	259,665
Pro forma hotel EBITDA	$8,458	$26,033	$38,777	$36,086	$109,354
Pro forma hotel EBITDA Margin	14.1%	29.3%	34.6%	33.3%	29.6%

Pro Forma Statistics (1) (2)
Rooms sold	526,101	681,757	727,696	688,598	2,624,152
Rooms available	1,036,620	1,048,138	1,059,656	1,059,656	4,204,070
Occupancy	50.8%	65.0%	68.7%	65.0%	62.4%
ADR	$105.39	$120.45	$142.49	$144.99	$129.98
RevPAR	$53.48	$78.35	$97.85	$94.22	$81.13

Actual Statistics
Rooms sold	511,365	666,345	719,341	680,799	2,577,850
Rooms available	1,015,920	1,027,208	1,047,736	1,049,936	4,140,800
Occupancy	50.3%	64.9%	68.7%	64.8%	62.3%
ADR	$104.12	$120.05	$142.52	$144.80	$129.70
RevPAR	$52.41	$77.88	$97.85	$93.89	$80.74

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$57,854	$86,524	$110,686	$106,862	$361,926
Total revenues from acquisitions (1)	2,301	2,204	1,229	1,359	7,093
Total revenues from dispositions (2)	-	-	-	-	-
Pro forma total revenues	60,155	88,728	111,915	108,221	369,019

Hotel Operating Expenses:
Total hotel operating expenses	50,139	61,241	71,942	71,149	254,471
Total hotel operating expenses from acquisitions (1)	1,559	1,454	1,196	986	5,195
Total hotel operating expenses from dispositions (2)	(1)	-	-	-	(1)
Pro forma total hotel operating expenses	51,697	62,695	73,138	72,135	259,665

Hotel EBITDA:
Operating (loss) income	(25,210)	(11,627)	5,023	(1,452)	(33,266)
Gain on disposal of assets, net	(50)	(31)	-	(159)	(240)
Loss on impairment and write-off of assets	-	-	4,361	-	4,361
Reversal of credit losses	-	-	(2,632)	-	(2,632)
Transaction costs	-	3,849	-	-	3,849
Corporate general and administrative	5,678	6,506	6,099	11,145	29,428
Depreciation and amortization	27,297	26,586	25,893	26,179	105,955
Hotel EBITDA	7,715	25,283	38,744	35,713	107,455
Hotel EBITDA from acquisitions (1)	-	-	(743)	(686)	(1,429)
Hotel EBITDA from dispositions (2)	1	-	-	-	1
Same store hotel EBITDA	$7,716	$25,283	$38,001	$35,027	$106,027
Hotel EBITDA from acquisitions (3)	742	750	776	1,059	3,327
Pro forma hotel EBITDA	$8,458	$26,033	$38,777	$36,086	$109,354

(1)	For any hotels acquired by the Company after January 1, 2021 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to December 31, 2021 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between January 1, 2021, and December 31, 2021 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2021, and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 74 hotels owned as of December 31, 2021, as if all such hotels had been owned by the Company since January 1, 2021. For hotels acquired by the Company after January 1, 2021 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2021, to December 31, 2021. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

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Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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